Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Announces New Leadership, CEO Steps Down

Board chairman Andrew Harries to take on expanded responsibilities as executive chairman

Kevin Walsh appointed to serve as acting CEO

May 9, 2018 - Bellevue, WA - Bsquare (NASDAQ: BSQR) announced today that president and CEO Jerry Chase is stepping down to pursue other opportunities. Mr. Chase will also be stepping down from his board seat.

Going forward, Bsquare will be led by board chairman Andrew Harries who will assume an expanded role as executive chairman, and by Kevin Walsh who will serve as acting CEO while continuing to oversee marketing and corporate strategy. Mr. Chase will transition into an advisory role with Bsquare. The company will conduct a search for a new CEO.

“After joining the Bsquare board in 2013 and becoming CEO later that year, Jerry was instrumental in pivoting the company toward the emerging Internet of Things (IoT) market with a software and SaaS product, DataV,” stated Mr. Harries. “Under Jerry’s leadership, Bsquare was able to secure foundational customers, including PACCAR and Itron, Inc., in multi-million-dollar contracts as well as a significant number of pilots across a variety of industrial sectors. Based on this foundational work, I believe Bsquare is well positioned to accelerate our transition to DataV.”

Mr. Chase commented, “It has been a pleasure to work with great people on innovative technology solving challenging business problems for our customers. We are at a point now where it makes sense to make way for new leadership to take DataV to the next level.”

As previously announced, the company plans to release its financial results for the first quarter 2018 on Tuesday, May 15, 2018.

About Andrew Harries

Andrew Harries joined the Bsquare board of directors in November, 2012 and was named chairman in July, 2013. He is an accomplished technology executive with almost 30 years’ experience with a number of successful public companies and startups. Mr. Harries was co-founder at Sierra Wireless, helping build the company to over $200 million in annual revenues. He has also served as a board member and strategic advisor at several other companies, including as a board member and past chair at Science World British Columbia. Mr. Harries currently runs an advisory practice, and is the Tom Foord Professor of Practice in Entrepreneurship and Innovation at Simon Fraser University’s Beedie School of Business in Vancouver, British Columbia.

About Kevin Walsh

Kevin Walsh joined Bsquare in July, 2015 as vice president of marketing. He has over 35 years of industry experience in software development, product management, and marketing roles in a number of networking, software, cloud, and IoT companies. In an executive capacity, Mr. Walsh has worked with several startups, including three that went on to successful initial public offerings. Mr. Walsh has also worked for public companies in an executive capacity, overseeing investor relations and corporate strategy, in addition to marketing and product management.

Cautionary Note Regarding Forward Looking Statements

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others: statements we make regarding expected operating results in future periods, such as anticipated revenue, gross margins, profitability, cash and investments; and strategies for customer retention, growth, new product and service developments, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our ability to execute our development initiatives and sales and marketing strategies around DataV™, the Internet of Things, and our product and service offerings more generally; our success in leveraging strategic partnering initiatives with companies such as Amazon Web Services (AWS) and Microsoft; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999